Exhibit 5.1

September 15, 2020

SSR Mining Inc.

Suite 800 - 1055 Dunsmuir Street

Vancouver, BC

V7X 1G4

Dear Sirs and Mesdames:

SSR Mining Inc. - Registration Statement on Form S-8

We are Canadian counsel to SSR Mining Inc. (the “Company”). We are writing in reference to the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-8 under the United States Securities Act of 1933 (the “Act”). We understand that the purpose of the Registration Statement is to register the offer and sale of up to 1,500,000 common shares of the Company issuable pursuant to the Company’s 2020 Share Compensation Plan (the “Plan”). Such additional shares to be issued pursuant to the Plan are herein referred to as the “Shares”.

We have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates, resolutions, documents and records as we have considered necessary or relevant for the purposes of the opinions hereinafter expressed, including:

a)

a certificate of an officer of the Company dated May 14, 2020 (the “Certificate of Officer”) as to: (i) the approval of the Plan, including the issuance of the Shares pursuant to the provisions of the Plan, by the directors of the Company and attaching a copy of the resolutions of the directors of the Company relating to such approval; and (ii) the approval of the Plan by the shareholders of the Company and attaching a copy of the resolutions of the shareholders of the Company relating to such approval;

b)	a copy of the Plan.

In such examination we have assumed:

1.

the legal capacity of all individuals, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to authentic originals of all documents submitted to us as certified, photostatic, conformed, notarial or facsimile copies; and

2.

all facts set forth in the certificates and documents supplied by the Company or otherwise conveyed to us by the Company are complete, true and accurate as of the date of this opinion letter and the resolutions of the directors and the shareholders attached to the Certificate of Officer remain in full force and effect and are unamended as of the date hereof.

The opinions expressed below are limited to the laws of the Province of British Columbia, including the federal laws of Canada applicable therein on the date hereof and we express no opinion herein with respect to the laws of any other jurisdiction or as to matters governed by the laws of any other jurisdiction. The statutory provisions, regulations, and interpretations upon which our opinions are based are subject to change, and such changes could apply retroactively. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

Based upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth herein, we are of the opinion that:

1.	the Shares to be issued pursuant to stock options granted or to be granted in accordance with the terms of the Plan will, upon:

(a)	the due and valid exercise by the holder of each such stock option in accordance with the terms of the application stock option grant;

(b)	the receipt by the Company of payment in full for each such Share to be issued; and

(c)	the issuance of such Shares in accordance with the terms governing such stock option and the Plan,

be validly issued as fully paid and non-assessable common shares of the Company; and

2.	the Shares to be issued pursuant to restricted share units (“RSUs”) or performance share units (“PSUs”) awarded or to be awarded in accordance with the terms of the Plan will, upon:

(a)	the due and valid vesting and redemption of each such RSU or PSU, as applicable, in accordance with the terms of the applicable grant and the terms of the Plan; and

(b)	the issuance of such Shares in accordance with the terms governing such RSUs or PSUs, as applicable, and the Plan,

be validly issued as fully paid and non-assessable common shares of the Company.

Consent is hereby given to the use of our name in the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours very truly,

/s/ Lawson Lundell LLP